4Q 2022 Strategic & Financial Highlights John W. Somerhalder II, Interim President & CEO & Chair of the FE Board K. Jon Taylor, SVP & CFO

Forward-Looking Statements 2 Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits, particularly operations and maintenance expense savings, from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings in line with our annual growth rate target, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of additional membership interests of FirstEnergy Transmission, LLC; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including but not limited to those related to climate change; changes in customers’ demand for power, including but not limited to, economic conditions, the impact of climate change or energy efficiency and peak demand reduction mandates; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency or peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Forward-looking and other statements in this presentation regarding our Climate Strategy, including our greenhouse gas emission reduction goals, are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current and forward-looking statements regarding climate matters, including greenhouse gas emissions, may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future. Strategic & Financial Highlights - Published February 13, 2023

Non-GAAP Financial Matters 3 This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss), Operating earnings (loss) per share (“EPS”), and Operating EPS by segment, and presents the impact of special items on the following measures, Total revenues, Total operating expenses, Operating income (loss), Total other expense, Income (loss) before income taxes (benefits), Income (loss) from continuing operations, Net income (loss), and Income loss attributable to FirstEnergy Corp. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Certain financial measures, including Operating earnings (loss), Operating EPS, and Operating EPS by segment are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management cannot estimate on a forward-looking basis the impact of these items in the context of long-term annual operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile long-term annual operating EPS growth projections to a GAAP measure without unreasonable effort. Basic (GAAP) EPS and Operating EPS and Basic (GAAP) EPS and Operating EPS for each segment are calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by 550 million shares for the fourth quarter 2021, 545 million shares for the full year 2021, 572 million shares for the fourth quarter 2022, and 571 million shares for the full year 2022. Furthermore, adjusted earnings per share are also a non- GAAP financial measure and adjust the operating earnings (loss) per share for the three months and year-ended December 31, 2021 for certain accounting policy changes, rate credits and equity financing transactions that began to impact or took effect in 2022, which management believes provides for a more consistent and comparable measure of performance of its businesses period-over- period. Management uses non-GAAP financial measures such as Operating earnings (loss), and Operating EPS to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating EPS by segment to further evaluate the Company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating EPS, Operating EPS by segment, and pro forma earnings per share, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FE has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Strategic & Financial Highlights - Published February 13, 2023

Transforming FirstEnergy into a Premier Utility

John W. Somerhalder II, Interim President & CEO & Chair of the FE Board

Focus for Today's Call:

- Progress on our continued transformation
- Regulatory and business updates
- Financial updates

Reported 4Q22 GAAP loss of ($0.71)/sh and Operating (non-GAAP) earnings of $0.50/sh
Reported 2022 GAAP earnings of $0.71/sh and Operating (non-GAAP) earnings of $2.41/sh, above guidance midpoint

Providing 1Q23 earnings guidance of $0.56-$0.66/sh
Providing 2023 earnings guidance of $2.44-$2.64/sh

Reaffirming long-term annual Operating EPS growth rate of 6-8%[(1)]
Reaffirming FFO/Debt target of 14-15%

[(1)] The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 3 for more information.

4 Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

Strategic & Financial Highlights - Published February 13, 20235 Progress on Our Transformation ■ Strengthening of our organization – financial, operational, and cultural ■ FirstEnergy Transmission, LLC (FET) 30% ownership interest sale further enhances financial position ■ Active regulatory calendar to best serve customers and support the energy transition ■ CEO search continues making progress and intend for new CEO to continue executing our strategy Working towards long-term stability and success

Strategic & Financial Highlights - Published February 13, 20236 Active Regulatory Calendar Jon Taylor, SVP & CFO Regulatory Corner: Later in 1Q, launching new sub-page on our IR website to provide information on key filings, links to recent filings and docket numbers 2023 MD (1Q), NJ (1Q), WV (2Q) Additional 2023 Filings: OH: Plan to file ESP V in 1st Half of 2023 (ESP IV expires 5/31/2024) PA: Plan to file application to consolidate PA operating companies in 1st Half of 2023 NJ: Plan to file IIP in 2Q 2023 MD: Plan to file second phase of EDIS with base rate case filing in 1Q 2023 2024 Base Rate Case Filings Base Rate Case Filings OH (May), PA (potential) Our regulatory strategy is focused on maintaining customer affordability while increasing investments to support a reliable, resilient, and smarter electric grid

Strategic & Financial Highlights - Published February 13, 20237 FET 30% Ownership Interest Sale Additional information on the transaction: FET 30% Ownership Transaction (announced February 2, 2023) ■ On February 2, 2023, FE announced an agreement to sell an additional 30% ownership interest in FirstEnergy Transmission, LLC (FET) for $3.5B to Brookfield Super-Core Infrastructure Partners – $1.75B due at closing and a $1.75B vendor takeback note due within 18 months – Targeting 1Q 2024 closing, subject to regulatory approvals ■ Transaction strengthens balance sheet in a shareholder-friendly manner – Targeting 14-15% FFO/Debt, supporting BBB credit rating at FE Corp. – Plan to remain flexible in order to optimize deployment of proceeds with priority on balance sheet ■ FE to use NOLs and tax credits to offset majority of taxable gain (~$7B), resulting in expected total cash taxes of ~$50M on transaction – Expect to be future federal cash taxpayer at ~$200M annually – Recognized $1.23/sh in strategic transaction charges in 4Q22 GAAP earnings, primarily due to ~$750M non-cash tax charge from triggering a deferred tax gain on the 19.9% sale completed in 2022 This EPS-accretive transaction efficiently raises capital, further strengthens our financing position, and supports higher levels of future regulated investments

4Q 2022 Earnings Summary

- Reported 4Q 2022 GAAP earnings (loss) of ($0.71) per share vs. $0.77 per share in 4Q21
  - 4Q 2022 results include ($1.21) of special items, including strategic and transaction charges due to the non-cash tax charges associated with FET Sale ($1.23), regulatory charges ($0.03), investigation and other related costs ($0.03), debt-related costs ($0.02), FE Forward cost to achieve ($0.01), state tax legislative changes ($0.01), exit of generation ($0.01), and mark-to-market adjustments – pension/OPEB actuarial assumptions +$0.13
- Reported 4Q 2022 Operating (non-GAAP) earnings of $0.50 per share vs. $0.51 per share in 4Q21 and $0.41 per share for 4Q21 adjusted
- As discussed previously, results reflect several unique drivers to 2022, including accounting policy changes, Ohio rate credits, and the impact of equity financing transactions

Quarter-over-Quarter Operating EPS Summary


~22% Improvement
$0.51
RD: $0.40
RT: $0.20
Corp: ($0.09)
4Q21 Operating EPS
($0.10)
Acctg. Policy Changes ($0.02)
Ohio Rate Credits ($0.03)
Equity Transactions ($0.05)
Drivers unique to 2022
$0.41
RD: $0.33
RT: $0.16
Corp: ($0.08)
4Q21 Adjusted EPS
$0.07
RD: +$0.01
RT: +$0.03
Corp: +$0.03
Investments
$0.04
Favorable impact of weather vs. 4Q21
Total Weather-Adj. Sales +0.1%
Customer Demand
($0.03)
RD: ($0.03)
Due to acceleration of future planned work and incremental reliability spend, higher materials, and higher storm restoration costs
O&M
$0.01
RD: ($0.03)
RT: +$0.01
Corp: +$0.03
Primarily from lower interest expense at Corp
Other
$0.50
RD: $0.32
RT: $0.20
Corp: ($0.02)
4Q22 Operating EPS

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

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Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

2022 Earnings Summary

- Reported 2022 GAAP earnings of $0.71 per share vs. $2.35 per share in 2021
  - 2022 results include ($1.70) of special items, including strategic transaction charges ($1.23), debt-related costs ($0.25), regulatory charges ($0.21), investigation and other related costs ($0.08), FE Forward cost to achieve ($0.03), exit of generation ($0.02), state tax legislative changes ($0.01), and mark-to-market adjustments – pension/OPEB actuarial assumptions +$0.13
- Reported 2022 Operating (non-GAAP) earnings of $2.41 per share vs. $2.60 per share in 2021 and $2.15 per share for 2021 adjusted
- As discussed previously, results reflect several unique drivers to 2022, including accounting policy changes, Ohio rate credits, and the impact of equity financing transactions

Year-over-Year Operating EPS Summary



~12% Improvement
$2.60
RD: $2.25
RT: $0.83
Corp: ($0.48)
2021 Operating EPS
($0.45)
Acctg. Policy Changes ($0.17)
Ohio Rate Credits ($0.11)
Equity Transactions ($0.17)
Drivers unique to 2022
$2.15
RD: $1.87
RT: $0.73
Corp: ($0.45)
2021 Adjusted EPS
$0.27
RD: +$0.03
RT: +$0.09
Corp: +$0.15
Investments
$0.05
Favorable impact of weather vs. 2021
Total Weather-Adj. Sales +0.6%
Customer Demand
($0.12)
RD: -$0.12
Due to acceleration of future planned work, incremental reliability spend, and higher maintenance activities, planned generation outage spend, and materials
O&M
$0.06
RD: ($0.05)
RT: +$0.01
Corp: +$0.10
Primarily from lower interest expense
Other
$2.41
RD: $1.78
RT: $0.83
Corp: ($0.20)
2022 Operating EPS

Vs. Annual Guidance
(Range: $2.30 - $2.50)

- ✓ Operating results exceed guidance midpoint
- ✓ Continued execution of our regulated growth strategy

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

9 Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

Strategic & Financial Highlights - Published February 13, 202310 ■ Achieved strong financial results in 2022 and plan to continue executing in 2023 and beyond – Generated $2.7B in Cash from Operations and executed on more than $3.2B in customer-focused investments – Met our 2022 FFO/Debt target, executed our financing plan, and achieved investment-grade credit ratings with Fitch ■ Providing 2023 earnings guidance of $2.44-$2.64 per share, fully offsetting the pension headwind ($0.38/share) – Represents 6% earnings growth vs. 2022 guidance midpoint ($2.40) – Key earnings drivers include continued growth from regulated investments, lower O&M and interest expense, and Signal Peak earnings ■ Reaffirming long-term annual Operating EPS growth rate of 6-8%(1) – Annual FactBook includes updated 2021-2025 financial outlook ■ Increased targeted dividend payout ratio to 60-70% of Operating EPS and plan to resume growth in late 2023 ■ Last week, S&P changed FE’s outlook to positive (from stable) Financial Updates We remain focused on delivering value for customers, shareholders, and stakeholders (1) The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 3 for more information. Dividend payments are subject to declaration by the Board of Directors, which will consider the risks and uncertainties of the government investigations, among other matters

Earnings Supplement to the Financial Community Strategic & Financial Highlights - Published February 13, 2023 12. 4Q Earnings Summary and Reconciliation 13. 4Q Earnings Drivers by Segment 14. FY Earnings Summary and Reconciliation 15. FY Earnings Drivers by Segment 16. Special Items Descriptions 17. 4Q 2022 Earnings Results 18. 4Q 2021 Earnings Results 19. Quarter-over-Quarter Earnings Comparison 20. FY 2022 Earnings Results 21. FY 2021 Earnings Results 22. Year-over-Year Earnings Comparison TABLE OF CONTENTS (Slide) Irene M. Prezelj Vice President, IR & Communications prezelji@firstenergycorp.com 330.384.3859 Gina E. Caskey Director, IR & Corporate Responsibility caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin Manager, IR mackinj@firstenergycorp.com 330.384.4829 11

Quarterly Summary

	4Q 2022	4Q 2021	Change
GAAP Earnings (Loss) Per Basic Share	**$(0.71)**	**$0.77**	**$(1.48)**
Special Items	$1.21	$(0.26)	$1.47
Operating (Non-GAAP) Earnings Per Share	**$0.50**	**$0.51**	**$(0.01)**

Quarterly Reconciliation

EPS Variance Analysis
(in millions, except per share amounts)

	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
4Q 2021 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$285**	**$113**	**$29**	**$427**
4Q 2021 Basic Earnings (Loss) Per Share - GAAP (avg. shares outstanding 550M)	**$0.52**	**$0.20**	**$0.05**	**$0.77**
Special Items - 2021				
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.36)	—	(0.11)	(0.47)
Regulatory charges	0.22	—	—	0.22
Exit of generation	0.02	—	(0.10)	(0.08)
Investigation and other related costs	—	—	0.07	0.07
Total Special Items - 4Q 2021	(0.12)	—	(0.14)	(0.26)
4Q 2021 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.40**	**$0.20**	**$(0.09)**	**$0.51**
Accounting policy changes	(0.02)	—	—	(0.02)
Ohio rate credits	(0.03)	—	—	(0.03)
Equity financing transactions	(0.02)	(0.04)	0.01	(0.05)
Adjusted 2021 EPS	$0.33	$0.16	$(0.08)	$0.41
Investments	0.01	0.03	0.03	0.07
Customer demand	0.04	—	—	0.04
O&M	(0.03)	—	—	(0.03)
Other	(0.03)	0.01	0.03	0.01
4Q 2022 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.32**	**$0.20**	**$(0.02)**	**$0.50**
Special Items - 2022				
Regulatory charges	(0.01)	(0.02)	—	(0.03)
FE Forward cost to achieve	(0.01)	—	—	(0.01)
Debt-related costs	—	—	(0.02)	(0.02)
State tax legislative changes	(0.01)	—	—	(0.01)
Exit of generation	—	—	(0.01)	(0.01)
Strategic transaction charges	—	—	(1.23)	(1.23)
Investigation and other related costs	—	—	(0.03)	(0.03)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.06)	—	0.19	0.13
Total Special Items - 4Q 2022	(0.09)	(0.02)	(1.10)	(1.21)
4Q 2022 Basic Earnings (Loss) Per Share - GAAP (avg. shares outstanding 572M)	**$0.23**	**$0.18**	**$(1.12)**	**$(0.71)**
4Q 2022 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$129**	**$100**	**$(632)**	**$(403)**

Per share amounts for the special items and earnings drivers above and throughout this presentation are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the fourth quarter of 2022 and 2021.

Notes: Refer to slide 3 for information on Non-GAAP Financial Matters.

All intercompany interest expense/income between RT and Corp/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes

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Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

Earnings Drivers: 4Q 2022 vs. 4Q 2021 Regulated Distribution (RD) ▪ Accounting policy changes ($0.02): Due to lower capitalization of corporate support costs; vegetation management accounting policy change was effective in 4Q21, resulting in no year-over-year impact ▪ Ohio rate credits ($0.03): Resulting from the 4Q21 unanimous settlement to provide FE's Ohio customers with a total of $80M in prospective rate reductions in 2022 ▪ Equity financing transactions ($0.02): Due to higher average shares outstanding (572M vs 550M in 4Q 2021) ▪ Investments +$0.01: Higher rider revenues from capital investment programs primarily in Pennsylvania and New Jersey ▪ Customer Demand +$0.04: Primarily due to higher weather-related demand ▪ O&M ($0.03): Primarily due to acceleration of future planned work and incremental reliability spend ($0.01), higher materials ($0.01), and higher storm restoration costs ($0.01) ▪ Other ($0.03): Primarily due to a lower pension credit ($0.01), higher interest expense ($0.01), and higher depreciation expense ($0.01) ▪ Special Items: In 4Q22 and 4Q21, special items totaled $0.09 per share and ($0.12) per share, respectively Regulated Transmission (RT) ▪ Equity financing transactions ($0.04): Due to higher average shares outstanding ($0.01) and FET minority interset sale, which closed on 5/31/2022 ($0.03) ▪ Investments +$0.03: Due to continued formula rate base growth from Energizing the Future program ▪ Other +$0.01: Primarily due to lower net financing costs ▪ Special Items: In 4Q22, special items totaled $0.02 per share Corporate / Other (Corp) ▪ Equity financing transactions +$0.01: Due to higher average shares outstanding ▪ Investments +$0.03: Primarily due to higher earnings contribution from legacy, commodity-based investments ▪ Other +$0.03: Lower net interest expense from the early redemption of FE Corp. notes (+$0.04) and higher discrete income tax benefits (+$0.02), partially offset by a lower pension credit ($0.01) and other expenses ($0.02) ▪ Special Items: In 4Q22 and 4Q21, special items totaled $1.10 per share and ($0.14) per share, respectively (0.4)% (1.6)% 1.7% 0.1% Residential Commercial* Industrial Total 3.1% 0.6% 1.7% 2.0% Residential Commercial* Industrial Total Q-o-Q Weather-Adjusted Distribution Deliveries Q-o-Q Actual Distribution Deliveries *Commercial includes street lighting Note: All intercompany interest expense/income between RT and Corp/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes Strategic & Financial Highlights - Published February 13, 202313

Full Year Summary

	2022	2021	Change
GAAP Earnings Per Basic Share	**$0.71**	**$2.35**	**$(1.64)**
Special Items	$1.70	$0.25	$1.45
Operating (Non-GAAP) Earnings Per Share	**$2.41**	**$2.60**	**$(0.19)**

Full Year Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2021 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$1,288**	**$408**	**$(413)**	**$1,283**
2021 Basic Earnings (Loss) Per Share (avg. shares outstanding 545M)	**$2.36**	**$0.75**	**$(0.76)**	**$2.35**
Special Items - 2021				
Regulatory charges	0.22	0.08	—	0.30
Asset impairments	—	—	0.01	0.01
Exit of generation	0.02	—	(0.21)	(0.19)
State tax legislative changes	—	—	0.02	0.02
Investigation and other related costs	—	—	0.58	0.58
FE Forward cost to achieve	0.01	—	—	0.01
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.36)	—	(0.12)	(0.48)
Total Special Items - 2021	(0.11)	0.08	0.28	0.25
2021 Operating Earnings (Loss) Per Share - Non-GAAP	**$2.25**	**$0.83**	**$(0.48)**	**$2.60**
Accounting policy changes	(0.17)	—	—	(0.17)
Ohio rate credits	(0.11)	—	—	(0.11)
Equity financing transactions	(0.10)	(0.10)	0.03	(0.17)
Adjusted 2021 EPS	$1.87	$0.73	$(0.45)	$2.15
Investments	0.03	0.09	0.15	0.27
Customer Demand	0.05	—	—	0.05
O&M	(0.12)	—	—	(0.12)
Other	(0.05)	0.01	0.10	0.06
2022 Operating Earnings (Loss) Per Share - Non-GAAP	**$1.78**	**$0.83**	**$(0.20)**	**$2.41**
Special Items - 2022				
Regulatory charges	(0.01)	(0.20)	—	(0.21)
Debt-related costs	—	—	(0.25)	(0.25)
State tax legislative changes	—	—	(0.01)	(0.01)
Strategic transaction charges	—	—	(1.23)	(1.23)
Exit of generation	—	—	(0.02)	(0.02)
FE Forward cost to achieve	(0.03)	—	—	(0.03)
Investigation and other related costs	—	—	(0.08)	(0.08)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.06)	—	0.19	0.13
Total Special Items - 2022	(0.10)	(0.20)	(1.40)	(1.70)
2022 Basic Earnings (Loss) Per Share (avg. shares outstanding 571M)	**$1.68**	**$0.63**	**$(1.60)**	**$0.71**
2022 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$957**	**$361**	**$(912)**	**$406**

Per share amounts for the special items and earnings drivers above and throughout this presentation are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in 2022 and 2021.

Notes: Refer to slide 3 for information on Non-GAAP Financial Matters.

All intercompany interest expense/income between RT and Corp/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes

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Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

Earnings Drivers: Full Year 2022 vs. Full Year 2021 Regulated Distribution (RD) ▪ Accounting policy changes ($0.17): Due to lower capitalization of vegetation management spend ($0.09) and corporate support costs ($0.08) ▪ Ohio rate credits ($0.11): Resulting from the 4Q21 unanimous settlement to provide FE's Ohio customers with a total of $80M in prospective rate reductions in 2022 ▪ Equity financing transactions ($0.10): Due to higher average shares outstanding (571M vs 545M in FY 2021) ▪ Investments +$0.03: Higher rider revenues from capital investment programs primarily in Ohio, Pennsylvania, and New Jersey ▪ Customer Demand +$0.05: Primarily due to higher weather-related demand ▪ O&M ($0.12): Primarily due to acceleration of future planned work, incremental reliability spend, and higher maintenance activities ($0.07), planned generation outage spend ($0.03), and materials ($0.02) ▪ Other ($0.05): Due to a lower pension credit ($0.04), higher depreciation expense ($0.02), and higher interest expense ($0.01), partially offset by lower general taxes (+$0.02) ▪ Special Items: In 2022 and 2021, special items totaled $0.10 per share and ($0.11) per share, respectively Regulated Transmission (RT) ▪ Equity financing transactions ($0.10): Due to higher average shares outstanding ($0.03) and FET minority interset sale, which closed on 5/31/2022 ($0.07) ▪ Investments +$0.09: Due to continued formula rate base growth from Energizing the Future program ▪ Other +$0.01: Primarily due to lower net financing costs ▪ Special Items: In 2022 and 2021, special items totaled $0.20 per share and $0.08 per share, respectively Corporate / Other (Corp) ▪ Equity financing transactions +$0.03: Due to higher average shares outstanding ▪ Investments +$0.15: Due to higher earnings contribution from legacy, commodity-based investments (+$0.18), partially offset by lower returns on corporate-owned life insurance policies ($0.03) ▪ Other +0.10: Lower net interest expense from the early redemption of FE Corp. notes (+$0.12), partially offset by a lower pension credit ($0.01) and other expenses ($0.01) ▪ Special Items: In 2022 and 2021, special items totaled $1.40 per share and $0.28 per share, respectively (1.1)% 0.8% 2.1% 0.6% Residential Commercial* Industrial Total 0.7% 2.0% 2.1% 1.5% Residential Commercial* Industrial Total Y-o-Y Weather-Adjusted Distribution Deliveries Y-o-Y Actual Distribution Deliveries *Commercial includes street lighting Note: All intercompany interest expense/income between RT and Corp/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes Strategic & Financial Highlights - Published February 13, 202315

Special Items Descriptions ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ▪ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ▪ State tax legislative changes: Primarily reflects charges resulting from state tax legislative changes. ▪ Strategic transaction charges: Primarily reflects net tax charges associated with the FET minority asset sale. ▪ Asset impairments: Primarily reflects charges resulting from non-cash asset impairments. ▪ Exit of generation: Primarily reflects charges resulting from the exit of competitive operations. ▪ FE Forward cost to achieve: Primarily reflects certain advisory costs incurred to transform the Company for the future. ▪ Investigation and other related costs: Primarily reflects the DPA penalty, investigation and litigation settlement and reserves, and other legal and advisory expenses related to the government investigations. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Strategic & Financial Highlights - Published February 13, 202316

4th Quarter 2022

	(in millions, except for per share amounts)	GAAP RD	GAAP RT	GAAP Corp	GAAP FE	Special Items RD	Special Items RT	Special Items Corp	Special Items FE	Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ 2,718	$ 470	$ (44)	$ 3,144	$ —	$ 1 (a)	$ —	$ 1				
(2)	Other	45	1	(13)	33	—	—	—	—				
(3)	Total Revenues	2,763	471	(57)	3,177	—	1	—	1	2,763	472	(57)	3,178
(4)	Fuel	191	—	—	191	—	—	—	—				
(5)	Purchased power	1,071	—	6	1,077	—	—	—	—				
(6)	Other operating expenses	908	120	(38)	990	(12) (d)	(16) (a)	(27) (b)-(d)	(55)				
(7)	Provision for depreciation	248	90	17	355	—	—	—	—				
(8)	Deferral of regulatory assets, net	(112)	(1)	—	(113)	—	—	—	—				
(9)	General taxes	205	64	9	278	—	—	—	—				
(10)	Total Operating Expenses	2,511	273	(6)	2,778	(12)	(16)	(27)	(55)	2,499	257	(33)	2,723
(11)	Operating Income (Loss)	252	198	(51)	399	12	17	27	56	264	215	(24)	455
(12)	Debt redemption costs	—	—	(16)	(16)	—	—	16 (e)	16				
(13)	Equity method investment earnings	—	—	34	34	—	—	—	—				
(14)	Miscellaneous income, net	92	6	17	115	—	1 (a)	—	1				
(15)	Pension and OPEB mark-to-market adjustment	(50)	(15)	137	72	50 (f)	—	(137) (f)	(87)				
(16)	Interest expense	(137)	(56)	(58)	(251)	—	—	—	—				
(17)	Capitalized financing costs	10	15	—	25	—	—	—	—				
(18)	Total Other Expense	(85)	(50)	114	(21)	50	1	(121)	(70)	(35)	(49)	(7)	(91)
(19)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	167	148	63	378	62	18	(94)	(14)	229	166	(31)	364
(20)	Income taxes (benefits)	38	30	695	763	9 (a)(d)(f)(g)	7 (a)(g)	(719) (b)-(h)	(703)				
(21)	Income (Loss) From Continuing Operations	129	118	(632)	(385)	53	11	625	689	182	129	(7)	304
(22)	Discontinued operations, net of tax	—	—	—	—	—	—	—	—				
(23)	Net Income (Loss)	$ 129	$ 118	$ (632)	$ (385)	$ 53	$ 11	$ 625	$ 689	$ 182	$ 129	$ (7)	$ 304
(24)	Income attributable to noncontrolling interest (continuing operations)	—	18	—	18	—	1 (a)(g)	—	1				
(25)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ 129	$ 100	$ (632)	$ (403)	$ 53	$ 10	$ 625	$ 688	$ 182	$ 110	$ (7)	$ 285
(26)	Average Shares Outstanding		572				572				572		
(27)	Earnings (Loss) per Share	$ 0.23	$ 0.18	$ (1.12)	$ (0.71)	$ 0.09	$ 0.02	$ 1.10	$ 1.21	$ 0.32	$ 0.20	$ (0.02)	$ 0.50

Note: All intercompany interest expense/income between RT and Corp/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ 5	$ 13	$ —	$ 18
(b) Investigation and other related costs	—	—	18	18
(c) Exit of generation	—	—	3	3
(d) FE Forward cost to achieve	8	—	1	9
(e) Debt-related costs	—	—	13	13
(f) Mark-to-market - Pension/OPEB	35	—	(108)	(73)
(g) State tax legislative changes	5	(3)	—	2
(h) Strategic transaction charges	—	—	698	698
Impact to Earnings	$ 53	$ 10	$ 625	$ 688

17 Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

4th Quarter 2021

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 2,268	$ 385	$ (37)	$ 2,616	$ —	$ —	$ —	$ —				
(2)	Other	56	—	(12)	44	—	—	—	—				
(3)	Total Revenues	2,324	385	(49)	2,660	—	—	—	—	2,324	385	(49)	2,660
(4)	Fuel	119	—	—	119	—	—	—	—				
(5)	Purchased power	755	—	3	758	—	—	—	—				
(6)	Other operating expenses	796	80	(6)	870	—	2 (b)	(53) (a)(c)	(51)				
(7)	Provision for depreciation	227	85	18	330	—	—	—	—				
(8)	Amortization (deferral) of regulatory assets, net	101	(3)	—	98	(157) (b)	—	—	(157)				
(9)	General taxes	190	62	9	261	—	—	—	—				
(10)	Total Operating Expenses	2,188	224	24	2,436	(157)	2	(53)	(208)	2,031	226	(29)	2,228
(11)	Operating Income (Loss)	136	161	(73)	224	157	(2)	53	208	293	159	(20)	432
(12)	Debt redemption costs	(1)	(1)	—	(2)	1 (e)	1 (e)	—	2				
(13)	Equity method investment earnings	—	—	17	17	—	—	—	—				
(14)	Miscellaneous income, net	102	7	12	121	—	—	—	—				
(15)	Pension and OPEB mark-to-market adjustment	270	31	81	382	(270) (d)	—	(81) (d)	(351)				
(16)	Interest expense	(130)	(61)	(93)	(284)	—	—	—	—				
(17)	Capitalized financing costs	11	10	—	21	—	—	—	—				
(18)	Total Other Expense	252	(14)	17	255	(269)	1	(81)	(349)	(17)	(13)	(64)	(94)
(19)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	388	147	(56)	479	(112)	(1)	(28)	(141)	276	146	(84)	338
(20)	Income taxes (benefits)	103	34	(88)	49	(45) (b)-(e)	— (b)(e)	55 (a)(c)(d)	10				
(21)	Income (Loss) From Continuing Operations	285	113	32	430	(67)	(1)	(83)	(151)	218	112	(51)	279
(22)	Discontinued operations, net of tax	—	—	(3)	(3)	—	—	3 (c)	3				
(23)	Net Income (Loss)	$ 285	$ 113	$ 29	$ 427	$ (67)	$ (1)	$ (80)	$ (148)	$ 218	$ 112	$ (51)	$ 279
(24)	Average Shares Outstanding		550				550				550		
(25)	Earnings (Loss) per Share	$ 0.52	$ 0.20	$ 0.05	$ 0.77	$ (0.12)	$ —	$ (0.14)	$ (0.26)	$ 0.40	$ 0.20	$ (0.09)	$ 0.51

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Investigation and other related costs	$ —	$ —	$ 37	$ 37
(b) Regulatory charges	118	(2)	—	116
(c) Exit of generation	11	—	(54)	(43)
(d) Mark-to-market - Pension/OPEB	(197)	—	(63)	(260)
(e) Debt-related costs	1	1	—	2
Impact to Earnings	$ (67)	$ (1)	$ (80)	$ (148)

18 Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

4th Quarter 2022 vs 4th Quarter 2021

(in millions, except for per share amounts)

		GAAP			
		RD	RT	Corp	FE
(1)	Electric sales	$ 450	$ 85	$ (7)	$ 528
(2)	Other	(11)	1	(1)	(11)
(3)	Total Revenues	439	86	(8)	517
(4)	Fuel	72	—	—	72
(5)	Purchased power	316	—	3	319
(6)	Other operating expenses	112	40	(32)	120
(7)	Provision for depreciation	21	5	(1)	25
(8)	Amortization (deferral) of regulatory assets, net	(213)	2	—	(211)
(9)	General taxes	15	2	—	17
(10)	Total Operating Expenses	323	49	(30)	342
(11)	Operating Income (Loss)	116	37	22	175
(12)	Debt redemption costs	1	1	(16)	(14)
(13)	Equity method investment earnings	—	—	17	17
(14)	Miscellaneous income, net	(10)	(1)	5	(6)
(15)	Pension and OPEB mark-to-market adjustment	(320)	(46)	56	(310)
(16)	Interest expense	(7)	5	35	33
(17)	Capitalized financing costs	(1)	5	—	4
(18)	Total Other Expense	(337)	(36)	97	(276)
(19)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(221)	1	119	(101)
(20)	Income taxes (benefits)	(65)	(4)	783	714
(21)	Income (Loss) From Continuing Operations	(156)	5	(664)	(815)
(22)	Discontinued operations, net of tax	—	—	3	3
(23)	Net Income (Loss)	$ (156)	$ 5	$ (661)	$ (812)
(24)	Income attributable to noncontrolling interest (continuing operations)	—	18	—	18
(25)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ (156)	$ (13)	$ (661)	$ (830)
(26)	Average Shares Outstanding		22		
(27)	Earnings (Loss) per Share	$ (0.29)	$ (0.02)	$ (1.17)	$ (1.48)

		Special Items			
		RD	RT	Corp	FE
(1)	Electric sales	$ —	$ 1	$ —	$ 1
(2)	Other	—	—	—	—
(3)	Total Revenues	—	1	—	1
(4)	Fuel	—	—	—	—
(5)	Purchased power	—	—	—	—
(6)	Other operating expenses	(12)	(18)	26	(4)
(7)	Provision for depreciation	—	—	—	—
(8)	Amortization (deferral) of regulatory assets, net	157	—	—	157
(9)	General taxes	—	—	—	—
(10)	Total Operating Expenses	145	(18)	26	153
(11)	Operating Income (Loss)	(145)	19	(26)	(152)
(12)	Debt redemption costs	(1)	(1)	16	14
(13)	Equity method investment earnings	—	—	—	—
(14)	Miscellaneous income, net	—	1	—	1
(15)	Pension and OPEB mark-to-market adjustment	320	—	(56)	264
(16)	Interest expense	—	—	—	—
(17)	Capitalized financing costs	—	—	—	—
(18)	Total Other Expense	319	—	(40)	279
(19)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	174	19	(66)	127
(20)	Income taxes (benefits)	54	7	(774)	(713)
(21)	Income (Loss) From Continuing Operations	120	12	708	840
(22)	Discontinued operations, net of tax	—	—	(3)	(3)
(23)	Net Income (Loss)	$ 120	$ 12	$ 705	$ 837
(24)	Income attributable to noncontrolling interest (continuing operations)	—	1	—	1
(25)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ 120	$ 11	$ 705	$ 836
(26)	Average Shares Outstanding		22		
(27)	Earnings (Loss) per Share	$ 0.21	$ 0.02	$ 1.24	$ 1.47

		Operating (Non-GAAP)			
		RD	RT	Corp	FE
(3)	Total Revenues	439	87	(8)	518
(10)	Total Operating Expenses	468	31	(4)	495
(11)	Operating Income (Loss)	(29)	56	(4)	23
(18)	Total Other Expense	(18)	(36)	57	3
(19)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(47)	20	53	26
(21)	Income (Loss) From Continuing Operations	(36)	17	44	25
(23)	Net Income (Loss)	$ (36)	$ 17	$ 44	$ 25
(25)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ (36)	$ (2)	$ 44	$ 6
(26)	Average Shares Outstanding			22	
(27)	Earnings (Loss) per Share	$ (0.08)	$ —	$ 0.07	$ (0.01)

Note: All intercompany interest expense/income between RT and Corp/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes

19

Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

YTD December 2022

	(in millions, except for per share amounts)	GAAP RD	GAAP RT	GAAP Corp	GAAP FE	Special Items RD	Special Items RT	Special Items Corp	Special Items FE	Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ 10,596	$ 1,863	$ (159)	$ 12,300	$ —	$ 62 (a)	$ —	$ 62				
(2)	Other	205	5	(51)	159	—	—	—	—				
(3)	Total Revenues	10,801	1,868	(210)	12,459	—	62	—	62	10,801	1,930	(210)	12,521
(4)	Fuel	730	—	—	730	—	—	—	—				
(5)	Purchased power	3,843	—	20	3,863	—	—	—	—				
(6)	Other operating expenses	3,404	616	(203)	3,817	(27) (a)(b)	(108) (a)	(77) (b)(c)(d)	(212)				
(7)	Provision for depreciation	967	335	73	1,375	—	—	—	—				
(8)	Deferral of regulatory assets, net	(362)	(3)	—	(365)	6 (a)	—	—	6				
(9)	General taxes	831	255	43	1,129	—	—	—	—				
(10)	Total Operating Expenses	9,413	1,203	(67)	10,549	(21)	(108)	(77)	(206)	9,392	1,095	(144)	10,343
(11)	Operating Income (Loss)	1,388	665	(143)	1,910	21	170	77	268	1,409	835	(66)	2,178
(12)	Debt redemption costs	—	—	(171)	(171)	—	—	171 (e)	171				
(13)	Equity method investment earnings	—	—	168	168	—	—	—	—				
(14)	Miscellaneous income, net	361	36	18	415	—	(9) (a)	1 (a)	(8)				
(15)	Pension and OPEB mark-to-market adjustment	(50)	(15)	137	72	50 (f)	—	(137) (f)	(87)				
(16)	Interest expense	(526)	(230)	(283)	(1,039)	—	—	7 (e)	7				
(17)	Capitalized financing costs	35	48	1	84	—	—	—	—				
(18)	Total Other Expense	(180)	(161)	(130)	(471)	50	(9)	42	83	(130)	(170)	(88)	(388)
(19)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	1,208	504	(273)	1,439	71	161	119	351	1,279	665	(154)	1,790
(20)	Income taxes (benefits)	251	110	639	1,000	13 (a)(b)(f)(h)	45 (a)(h)	(683) (a-h)	(625)				
(21)	Income (Loss) From Continuing Operations	957	394	(912)	439	58	116	802	976	1,015	510	(110)	1,415
(22)	Discontinued operations, net of tax	—	—	—	—	—	—	—	—				
(23)	Net Income (Loss)	$ 957	$ 394	$ (912)	$ 439	$ 58	$ 116	$ 802	$ 976	$ 1,015	$ 510	$ (110)	$ 1,415
(24)	Income attributable to noncontrolling interest (continuing operations)	—	33	—	33	—	6 (a)	—	6				
(25)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ 957	$ 361	$ (912)	$ 406	$ 58	$ 110	$ 802	$ 970	$ 1,015	$ 471	$ (110)	$ 1,376
(26)	Average Shares Outstanding		571				571				571		
(27)	Earnings (Loss) per Share	$ 1.68	$ 0.63	$ (1.60)	$ 0.71	$ 0.10	$ 0.20	$ 1.40	$ 1.70	$ 1.78	$ 0.83	$ (0.20)	$ 2.41

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ 4	$ 111	$ 1	$ 116
(b) FE Forward cost to achieve	16	—	2	18
(c) Investigation and other related costs	—	—	44	44
(d) Exit of generation	—	—	14	14
(e) Debt-related costs	—	—	141	141
(f) Mark-to-market - Pension/OPEB	35	—	(108)	(73)
(g) Strategic transaction charges	—	—	704	704
(h) State tax legislative changes	3	(1)	4	6
Impact to Earnings	$ 58	$ 110	$ 802	$ 970

Note: All intercompany interest expense/income between RT and Corp/ Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes

20 Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

YTD December 2021

(in millions, except for per share amounts)

		GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 9,498	$ 1,608	$ (140)	$ 10,966	$ 28 [a]	$ —	$ —	$ 28				
(2)	Other	213	10	(57)	166	—	—	—	—				
(3)	Total Revenues	9,711	1,618	(197)	11,132	28	—	—	28	9,739	1,618	(197)	11,160
(4)	Fuel	481	—	—	481	—	—	—	—				
(5)	Purchased power	2,947	—	17	2,964	—	—	—	—				
(6)	Other operating expenses	2,967	358	(129)	3,196	22 [a][b]	(55) [a]	(127) [b][c][e][f]	(160)				
(7)	Provision for depreciation	911	325	66	1,302	—	—	—	—				
(8)	Amortization of regulatory assets, net	260	9	—	269	(157) [a]	—	—	(157)				
(9)	General taxes	789	248	36	1,073	—	—	—	—				
(10)	DPA penalty	—	—	230	230	—	—	(230) [e]	(230)				
(11)	Gain on sale of Yards Creek	(109)	—	—	(109)	—	—	—	—				
(12)	Total Operating Expenses	8,246	940	220	9,406	(135)	(55)	(357)	(547)	8,111	885	(137)	8,859
(13)	Operating Income (Loss)	1,465	678	(417)	1,726	163	55	357	575	1,628	733	(60)	2,301
(14)	Debt redemption costs	(1)	(1)	—	(2)	1 [g]	1 [g]	—	2				
(15)	Equity method investment earnings	—	—	31	31	—	—	—	—				
(16)	Miscellaneous income, net	399	41	46	486	—	—	—	—				
(17)	Pension and OPEB mark-to-market adjustment	270	31	81	382	(270) [h]	—	(81) [h]	(351)				
(18)	Interest expense	(522)	(247)	(370)	(1,139)	—	—	—	—				
(19)	Capitalized financing costs	41	33	1	75	—	—	—	—				
(20)	Total Other Expense	187	(143)	(211)	(167)	(269)	1	(81)	(349)	(82)	(142)	(292)	(516)
(21)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	1,652	535	(628)	1,559	(106)	56	276	226	1,546	591	(352)	1,785
(22)	Income taxes (benefits)	364	127	(171)	320	(44) [a][b][d][f]-[h]	11 [a][g]	78 [b]-[h]	45				
(23)	Income (Loss) From Continuing Operations	1,288	408	(457)	1,239	(62)	45	198	181	1,226	453	(259)	1,420
(24)	Discontinued operations, net of tax	—	—	44	44	—	—	(44) [f]	(44)				
(25)	Net Income (Loss)	$ 1,288	$ 408	$ (413)	$ 1,283	$ (62)	$ 45	$ 154	$ 137	$ 1,226	$ 453	$ (259)	$ 1,420
(26)	Average Shares Outstanding		545				545				545		
(27)	Earnings (Loss) per Share	$ 2.36	$ 0.75	$ (0.76)	$ 2.35	$ (0.11)	$ 0.08	$ 0.28	$ 0.25	$ 2.25	$ 0.83	$ (0.48)	$ 2.60

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ 119	$ 44	$ —	$ 163
(b) FE Forward cost to achieve	3	—	1	4
(c) Asset impairments	—	—	9	9
(d) State tax legislative changes	1	—	8	9
(e) Investigation and other related costs	—	—	314	314
(f) Exit of generation	11	—	(115)	(104)
(g) Debt-related costs	1	1	—	2
(h) Mark-to-market adjustments - Pension/OPEB	(197)	—	(63)	(260)
Impact to Earnings	$ (62)	$ 45	$ 154	$ 137

21 Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

YTD December 2022 vs YTD December 2021

	(in millions, except for per share amounts)	GAAP RD	GAAP RT	GAAP Corp	GAAP FE	Special Items RD	Special Items RT	Special Items Corp	Special Items FE	Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ 1,098	$ 255	$ (19)	$ 1,334	$ (28)	$ 62	$ —	$ 34				
(2)	Other	(8)	(5)	6	(7)	—	—	—	—				
(3)	Total Revenues	1,090	250	(13)	1,327	(28)	62	—	34	1,062	312	(13)	1,361
(4)	Fuel	249	—	—	249	—	—	—	—				
(5)	Purchased power	896	—	3	899	—	—	—	—				
(6)	Other operating expenses	437	258	(74)	621	(49)	(53)	50	(52)				
(7)	Provision for depreciation	56	10	7	73	—	—	—	—				
(8)	Amortization (deferral) of regulatory assets, net	(622)	(12)	—	(634)	163	—	—	163				
(9)	General taxes	42	7	7	56	—	—	—	—				
(10)	DPA penalty	—	—	(230)	(230)	—	—	230	230				
(11)	Gain on sale of Yards Creek	109	—	—	109	—	—	—	—				
(12)	Total Operating Expenses	1,167	263	(287)	1,143	114	(53)	280	341	1,281	210	(7)	1,484
(13)	Operating Income (Loss)	(77)	(13)	274	184	(142)	115	(280)	(307)	(219)	102	(6)	(123)
(14)	Debt redemption costs	1	1	(171)	(169)	(1)	(1)	171	169				
(15)	Equity method investment earnings	—	—	137	137	—	—	—	—				
(16)	Miscellaneous income, net	(38)	(5)	(28)	(71)	—	(9)	1	(8)				
(17)	Pension and OPEB mark-to-market adjustment	(320)	(46)	56	(310)	320	—	(56)	264				
(18)	Interest expense	(4)	17	87	100	—	—	7	7				
(19)	Capitalized financing costs	(6)	15	—	9	—	—	—	—				
(20)	Total Other Expense	(367)	(18)	81	(304)	319	(10)	123	432	(48)	(28)	204	128
(21)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(444)	(31)	355	(120)	177	105	(157)	125	(267)	74	198	5
(22)	Income taxes (benefits)	(113)	(17)	810	680	57	34	(761)	(670)				
(23)	Income (Loss) From Continuing Operations	(331)	(14)	(455)	(800)	120	71	604	795	(211)	57	149	(5)
(24)	Discontinued operations, net of tax	—	—	(44)	(44)	—	—	44	44				
(25)	Net Income (Loss)	$ (331)	$ (14)	$ (499)	$ (844)	$ 120	$ 71	$ 648	$ 839	$ (211)	$ 57	$ 149	$ (5)
(26)	Income attributable to noncontrolling interest (continuing operations)	—	33	—	33	—	6	—	6				
(27)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ (331)	$ (47)	$ (499)	$ (877)	$ 120	$ 65	$ 648	$ 833	$ (211)	$ 18	$ 149	$ (44)
(28)	Average Shares Outstanding		26				26				26		
(29)	Earnings (Loss) per Share	$ (0.68)	$ (0.12)	$ (0.84)	$ (1.64)	$ 0.21	$ 0.12	$ 1.12	$ 1.45	$ (0.47)	$ —	$ 0.28	$ (0.19)

Note: All intercompany interest expense/income between RT and Corp/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes

22

Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

Quarterly Support Strategic & Financial Highlights - Published February 13, 2023 24. 2022 Key Accomplishments 25. 2022 Key Accomplishments (continued) 26. On the Path to Premium Utility 27. 2023 Regulatory Calendar 28. TTM Actual Sales by Class 29. TTM Weather-Adjusted Sales 30. TTM Weather Impacts 31. Credit Ratings Summary 32. Credit Profile TABLE OF CONTENTS (Slide) 23 See YE22 Investor FactBook for details on the 2021-2025 Financial Plan Financial Guidance section includes information on earnings guidance, investment plans, rate base growth, load forecast, and credit profile Other sections include: • FirstEnergy Overview • Corporate Responsibility/EESG • Regulated Transmission • Regulated Distribution

2022 Key Accomplishments

Financial

	Result	Target
Operating (Non-GAAP) Earnings [(1)]	$2.41/sh	$2.30-$2.50/sh
Cash From Operations	$2.7B	$2.6-$3.0B
Investment Plan	$3.2B	$3.3B
Annual dividend	$1.56/sh	$1.56/sh
Moody's FFO/Debt	~11%[(2)]	~11%
Close on FET minority sale	5/31/22	2Q22
Long-Term Debt Financing Plan	Debt issuances: $750M @ 5.00% Debt redemptions: ~$3B @ 5.25%	
Available Liquidity (2/10/2023)	$4.3B	

[(1)] See Slide 14 for GAAP to Non-GAAP earnings reconciliation

[(2)] Includes ~$200M of nonrecurring disbursements/refunds in 2022 that are not anticipated in the future (i.e. OH rate refund, PA tax refund, investigation and other related costs). Absent these items, 2022F FFO/Debt would be 11.4%.

Regulatory

Ohio	• Met commitments for deployment of Grid Mod I assets (Sept 2022) • Grid Mod II filed (Jul 2022) • Continued working through various Ohio HB6 related proceedings
Pennsylvania	• Management Audit report issued (Jun 2022) • Default Service Program VI settlement (Aug 2022)
New Jersey	• Light-duty EV charging approved (Jun 2022) • Advanced Metering Infrastructure approved (Feb 2022)
West Virginia	• ELG Settlement approved (Sept 2022) • ENEC Settlement approved (Dec 2022) • Solar Generation Projects conditionally approved (Apr 2022)
Maryland	• Electric Distribution Investment extension approved (Jun 2022)
FERC	• Continued working through PE, MP, WPP Tx Formula Rate Cases (settlement filed Jan 2023) • FERC Audit report filed (Feb 2022) • OCC v ATSI, Complaint regarding ROE Adder order issued denying complaint (Dec 2022)

Accomplishments support transformation into a Premium Utility

24 Strategic & Financial Highlights - Published February 13, 2023 FirstEnergy

2022 Key Accomplishments (continued) 25 Accomplishments support transformation into a Premium Utility Governance Performance Excellence Aligned and centralized the organization into five strategic areas and consolidated ten distribution companies into five state-aligned business units which results in fewer management layers and quicker decisions Invested in technologies to increase self-service options to enhance and streamline the customer experience which significantly reduces manual transactions Invested in best practice planning, scheduling, and work management tools to safely improve frontline productivity which will significantly reduce the need for contracted resources Utilized advanced analytics to optimize decision-making in operating expense (repair) and capital (replace) deployment supporting the energy transition Reorganized Supply Chain to focus on Category Management with best-in- class market intelligence, enhanced supplier assessment tools, and optimized contract terms Created a Digital Factory to automate and modernize business solutions and staffed with internal and external diverse talent Realized working capital improvements and annualized capital expenditures in line with our previously disclosed expectations Continued onboarding additional diverse, multidisciplinary 21-person Office of Ethics and Compliance team Developed comprehensive communications and training plans and deployed targeted training on several areas, including Concerns Management, FE Corp Code of Conduct, Political Engagement Published several new policies and practices including a practice to govern concern management, investigations and escalation Established a baseline understanding of compliance risks along with a register cataloging those risks Launched a Governance, Risk, and Compliance tool (GRACE) which will facilitate greater integration of work performed by Risk, Compliance and Internal Audit Functions Focused on embedding a culture of integrity and ethical behavior including spotlighting each of our 5 core values and featuring employees in our “Lighting The Way” campaign Strategic & Financial Highlights - Published February 13, 2023

On the Path to Premier Utility

Strengthened Credit Profile Supports Higher Valuation

Successfully executed on three major transactions totaling ~$7B to enhance our credit profile, consistent with premium peers, to drive sustainable, long-term growth in a shareholder-friendly manner

$1B	**Common Equity Issuance** (26M shares, closed December 2021)
$2.4B	**19.9% FET Minority Interest Sale** (closed May 2022)
$3.5B	**30% FET Minority Interest Sale** (expect to close in 1Q 2024)

~$3B of debt reductions ($2.5B at FE Corp)

~$1B in equity-funded capital & utility recapitalizations

Additional debt paydown, support incremental investments, or other options

Key Financial Targets

- **14-15% FFO/Debt**
- **Mid-BBB credit ratings**
- **6-8% annual EPS growth**
- **Dividend growth** *(in line with policy)*

Highlights from FirstEnergy's Transformation (2021-present)

Received final orders/settlements in various regulatory proceedings →

OH: Settlement, OAG Settlement
PA: Management Audit, DSP IV
NJ: Light-duty EV, AMI, EE&C
WV: ENEC, ELG, Solar
MD: EDIS Extension
FERC: JCP&L Tx, WPP, MP, & PE Settlement, ATSI Deferred Cost Recovery, FERC Audit, OCC v ATSI

Transitioned to 5-state operating model & centralized organization

Continued governance improvements: refreshed BOD, hired several external leaders, and established a multidisciplinary Office of Ethics and Compliance team

Enhanced focus on our customers by providing modern experiences →

Updated tools for **Customer Move in & Move out** process, **Customer Outage Journey**, and **Customer Payment Journey** plus continuing to **modernize customer systems** to enhance customer interactions and education

Goal to achieve carbon neutrality by 2050; 30% GHG reduction by 2030 (from 2019 baseline)

26 Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

2023 Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates

Ohio	• OH Grid Mod II
	• Electric Security Plan (ESP V)
	• HB6 Related Investigations
	  • DCR Audit (includes vendor payments, naming rights and agreement disclosure review[1])
	  • Corporate Separation Audit
	  • DMR Review Audit
	  • Political and Charitable Spend Audit
		• Application filed 7/15/22; Pending procedural schedule
		• Planned to be filed in 1H23
		• On 8/24/22, PUCO granted 6-month stay in HB6 related proceedings
		  • Vendor payments report filed on 8/3/21; Comments filed 10/4/21; Naming rights report filed 11/19/21
		  • Audit Report filed 9/13/21; Comments filed on 11/22/21
		  • Audit report filed on 1/14/22; Comments filed on 4/19/22
		  • Marcum LLP selected by PUCO as third-party auditor

Pennsylvania	• Legal Entity Consolidation	• Scheduled to be filed in 1H23
New Jersey	• Management Audit • Distribution Base Rate Case Filing • Medium/Heavy Duty EV Filing • Infrastructure Investment Program • Energy Efficiency Triennial Plan Filing	• Ongoing; awaiting BPU acceptance of final report • Scheduled to be filed in 1Q23 • Program Straw Proposal issued; Anticipate filing requirement mid-2023 • Plan to file in 2Q23 • Plan to file in 2H23
West Virginia	• Annual ENEC Filing (2023) • Solar Generation Projects Proceeding • Depreciation Rate Filing • Base Rate Case (Transmission, Distribution and Generation) Filing	• Settlement approved 12/30/22; Commission required analysis to evaluate a potential purchase of Pleasants Power Station due on 3/31/23 • Order issued 4/21/22; 85% subscription needed before Commission approval of surcharge consideration with 9.8% ROE • Filed on 1/13/23; Procedural schedule to be determined; depreciation rates effective upon conclusion of future base rate case • Scheduled to be filed in 2Q23; 10-month procedural schedule
Maryland	• Commission Investigation into Ohio-Related Activities • Distribution Base Rate Case Filing	• Comments from other parties filed 2/18/22; Responses filed 3/11/22; Surreply filed 4/7/22 • Scheduled to be filed in 1Q23; 7-month procedural schedule
FERC	• WPP, MP, and PE Transmission Formula Rate Settlement Discussions	• Settlement filed with FERC on 1/18/23

(1) Agreement disclosure review is stayed

27 Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

(MWh in thousands) 1Q21 1Q22 2Q21 2Q22 3Q21 3Q22 4Q21 4Q22 TTM 4Q21 TTM 4Q22 Residential 14,890 15,213 12,347 12,146 15,652 15,500 12,735 13,135 55,624 55,995 Commercial 8,631 9,291 8,590 8,716 9,785 9,662 8,594 8,649 35,599 36,317 Industrial 13,257 13,583 13,384 13,711 14,018 14,274 13,368 13,601 54,027 55,169 Total 36,778 38,087 34,321 34,573 39,455 39,436 34,697 35,385 145,250 147,481 Actual Sales by Class Percent change vs. prior year Strategic & Financial Highlights - Published February 13, 2023 2.2% -1.6% -1.0% 3.1% 0.7% 7.6% 1.5% -1.3% 0.6% 2.0% 2.5% 2.4% 1.8% 1.7% 2.1% 3.6% 0.7% 0.0% 2.0% 1.5% 1Q22 2Q22 3Q22 4Q22 TTM Residential Commercial Industrial Total 28 Commercial includes street lighting Numbers may not add due to rounding

(MWh in thousands) 1Q21 1Q22 2Q21 2Q22 3Q21 3Q22 4Q21 4Q22 TTM 4Q21 TTM 4Q22 Residential 15,397 15,170 11,861 11,796 15,200 14,945 13,220 13,170 55,678 55,081 Commercial 8,853 9,265 8,466 8,627 9,672 9,514 8,753 8,617 35,744 36,024 Industrial 13,258 13,583 13,384 13,711 14,018 14,274 13,368 13,601 54,027 55,169 Total 37,508 38,018 33,711 34,134 38,890 38,733 35,341 35,388 145,449 146,274 Actual Weather-Adjusted Sales by Class Percent change vs. prior year Strategic & Financial Highlights - Published February 13, 2023 l Commercial includes street lighting Numbers may not add due to rounding -1.5% -0.6% -1.7% -0.4% -1.1% 4.7% 1.9% -1.6% -1.6% 0.8% 2.5% 2.4% 1.8% 1.7% 2.1% 1.4% 1.3% -0.4% 0.1% 0.6% 1Q22 2Q22 3Q22 4Q22 TTM Residential Commercial Industrial Total 29

Weather Impacts Strategic & Financial Highlights - Published February 13, 2023 0 100 200 300 400 500 1,400 1,150 900 650 400 150 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 HDD CDD HDD Norm CDD Norm OH PA NJ WV MD Total Days % Days % Days % Days % Days % Days % 4Q22 HDD vs Normal -98 -5% 73 4% -25 -2% -27 -2% 46 3% -13 -1% HDD vs 4Q21 264 16% 341 21% 277 22% 235 15% 330 23% 292 19% 30

Credit Ratings

As of February 10, 2023

	Issuer/Corporate Family			Senior Secured			Senior Unsecured			Outlook/Watch		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.(*)	BBB-	Ba1	BBB-				BB+	Ba1	BBB-	P	P	S
Allegheny Generating Co.	BB+	Baa2	BBB							P	S	S
American Transmission Systems Inc.	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Cleveland Electric Illuminating	BBB	Baa3	BBB	A-	Baa1	A-	BBB	Baa3	BBB+	P	S	S
FirstEnergy Transmission(*)	BBB-	Baa2	BBB-				BB+	Baa2	BBB-	P	S	S
Jersey Central Power & Light	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Metropolitan Edison	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Mid-Atlantic Interstate Transmission	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Monongahela Power	BBB	Baa2	BBB	A-	A3	A-	BBB	Baa2		S	S	S
Ohio Edison	BBB	A3	BBB	A-	A1	A-	BBB	A3	BBB+	P	S	S
Pennsylvania Electric	BBB	Baa1	BBB				BBB	Baa1	BBB+	P	S	S
Pennsylvania Power	BBB	A3	BBB	A-	A1					P	S	S
Potomac Edison	BBB	Baa2	BBB	A-	A3	A-				S	S	S
Toledo Edison	BBB	Baa2	BBB	A-	A3	A-				P	S	S
Trans-Allegheny Interstate Line Co.	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
West Penn Power	BBB	A3	BBB	A-	A1	A-				P	S	S

(*) = holding company
Shaded cells reflect non-investment grade ratings

S = Stable
P = Positive
N = Negative

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most recent ratings actions

- On February 10, 2023, S&P changed the outlook of FE and most subsidiaries to Positive
- On September 13, 2022, Moody's issued one-notch downgrades for CEI and TE and changed their outlook to Stable
- On July 22, 2022, Fitch issued one-notch upgrades on FE, FET, and all subsidiaries.
  - All companies are now investment grade with a Stable outlook

31 Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy

Credit Profile

As of February 10, 2023

Focused on Investment-Grade ratings

- FFO/Debt target of ~14%-15%
- Remain focused on lowering FE Corp. Holdco debt as a percentage of total Balance Sheet debt
- Long-term aspiration to be a BBB company

S&P Global Ratings	BB+, Positive Outlook 12% FFO/Debt upgrade threshold[1]
Moody's	Ba1, Positive Outlook 11% CFO pre-WC/Debt upgrade threshold [2]
Fitch	BBB-, Stable Outlook 5.5x FFO Leverage upgrade threshold

(Senior Unsecured)

Strong Liquidity

- Available Liquidity: $4.3B, includes ~$225M of cash and cash equivalents
- $4.5B Revolving credit facilities; committed through October 18, 2026



TOTAL: $4.5B
Tx Op Co's $850M
WV & MD $400M
NJ $500M
PA $950M
OH $800M
FE Corp & FET, LLC $1,000M

Utilities & Transmission Companies: 65% debt-to-capitalization ratio

FE Corp: 2.5x interest coverage ratio
FET, LLC: 75% debt-to-capitalization ratio

All Utilities and Transmission Companies are Investment-Grade at all 3 Rating Agencies

[1] S&P could raise the ratings on FE over the next 12-24 months if: Upon close of the FET minority stake sale the company uses proceeds in a credit supportive manner, such that FFO to debt is consistently above 12% or FE meet its obligations under its DPA. (2/10/23 Credit Opinion)

[2] Moody's rating upgrade could be considered if FirstEnergy's financial profile strengthens, including cash flow from operations before changes in working capital (CFO pre-WC) to debt above 11%, on a sustained basis and its improved business risk profile is maintained. In addition, the regulatory environments in all of its jurisdictions remain stable and the company demonstrates more of a track record of sound corporate governance and internal controls, a rating upgrade could be possible. (11/20/22 Credit Opinion)

32 Strategic & Financial Highlights - Published February 13, 2023

FirstEnergy